Calculation of Filing Fee Tables
S-3
Ginkgo Bioworks Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001531	$ 15,310.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Class A Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333-267743	10/14/2022
Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-267743	10/14/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-267743	10/14/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-267743	10/14/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 400,000,000.00			S-3	333-267743	10/14/2022	$ 44,080.00
			Total Offering Amounts:				$ 500,000,000.00		$ 15,310.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,310.00
Offering Note
[1]	1a. Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices. 1b. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred stock, warrants or units registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. 1c. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act. 1d. Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. 1e. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File No. 333-267743), originally filed on October 5, 2022 and declared effective on October 14, 2022 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of up to $500,000,000 of an indeterminate number of shares of Class A common stock, preferred stock, warrants, and/or units. Of such securities, $400,000,000 remain unsold (the "Unsold Shelf Securities"), all of which the registrant has determined to include in this registration statement. In connection with the registration of the Unsold Shelf Securities on the Prior Registration Statement, the registrant paid a registration fee of $44,080 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is not required to pay any additional registration fee with respect to the Unsold Shelf Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Shelf Securities (and associated registration fees) are being carried over from the Prior Registration Statement to this registration statement. Accordingly, the amount of registration fee in the table above reflects only the registration fee attributable to the $100,000,000 of new securities registered on this registration statement. The registration fee previously paid by the registrant relating to the Unsold Shelf Securities included on this registration statement will continue to be applied to such Unsold Shelf Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Shelf Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Shelf Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Shelf Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A